UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 23, 2014

Rose Rock Midstream, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35365	45-2934823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(Address of principal executive offices)

(918) 524-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement

On June 23, 2014, Rose Rock Midstream, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with SemGroup Corporation (“SemGroup”), Rose Rock Midstream Holdings, LLC (“RRMH”), Rose Rock Midstream GP, LLC (the “General Partner” and, together with SemGroup and RRMH, the “Contributing Parties”) and Rose Rock Midstream Operating, LLC (together with the Partnership, the “Partnership Parties”). Pursuant to the terms of the Contribution Agreement, on June 23, 2014, the Partnership Parties acquired the remaining 33.34% of the outstanding membership interests in SemCrude Pipeline, L.L.C. (the “Subject Interest”) from the Contributing Parties in exchange for the Aggregate Consideration (as defined below) (the “Drop-Down Transaction”). SemCrude Pipeline, L.L.C. owns a 51% membership interest in White Cliffs Pipeline, L.L.C., which owns a 527-mile pipeline system that transports crude oil from Platteville, Colorado in the Denver-Julesburg Basin to Cushing, Oklahoma (the “White Cliffs Pipeline”).

The aggregate consideration for the Subject Interest (the “Aggregate Consideration”) consisted of (i) cash of approximately $114.4 million (the “Cash Consideration”), (ii) the issuance of 2,425,000 common units representing limited partner interests in the Partnership (“Common Units”), (iii) the issuance of 1,250,000 Class A Units (as defined below) and (iv) an increase of the capital account of the General Partner, the general partner of the Partnership, to allow it to maintain its 2% general partner interest in the Partnership through the issuance of 75,000 notional general partner units to the General Partner (such issued Common Units, Class A Units and notional general partner units are collectively referred to as the “Unit Consideration”). The Contribution Agreement also includes customary representations and warranties, indemnification obligations and covenants by the parties, subject to the limitations set forth therein.

Each of the parties to the Contribution Agreement, other than SemGroup, is a direct or indirect subsidiary of SemGroup. As a result, certain individuals serve as officers and directors of both SemGroup and such other entities. In addition, following the consummation of the Drop-Down Transaction, SemGroup indirectly holds (i) an approximate 57% limited partner interest in the Partnership through its subsidiaries and (ii) a 2% general partner interest and incentive distribution rights in the Partnership through its indirect ownership of the General Partner.

The terms of the Contribution Agreement and the Drop-Down Transaction were approved by the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”). The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Contribution Agreement and the Drop-Down Transaction.

The foregoing description of the Contribution Agreement and the Drop-Down Transaction is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 23, 2014, the Partnership completed the Drop-Down Transaction. The information set forth under Item 1.01 and Item 2.03 is incorporated into this Item 2.01 in its entirety by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 20, 2014, the Partnership, in connection with the Drop-Down Transaction, made a borrowing of approximately $120.0 million (the “Borrowing”) pursuant to the terms of its Credit Agreement, dated as of November 10, 2011 (as amended, the “Credit Agreement”), among the Partnership, certain subsidiaries of the Partnership, as guarantors, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent and collateral agent for the lenders. The proceeds of the Borrowing were used to fund a portion of the Cash Consideration and to pay other costs and expenses related to the Drop-Down Transaction.

Item 3.02. Unregistered Sales of Equity Securities.

On June 23, 2014, the Partnership completed the issuance and sale of the Unit Consideration. The issuance and sale of the Unit Consideration were made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

The equity interests in the Partnership designated as “Class A Units” (the “Class A Units”) are not entitled to receive any distributions of available cash prior to the first day of the month immediately following the first month for which the average daily throughput volumes on the White Cliffs Pipeline for such month are 125,000 barrels per day or greater (the “Conversion Effective Date”). On the Conversion Effective Date, each Class A Unit will automatically convert into one Common Unit (subject to appropriate adjustments in the event of any split-up, combination or similar event). Prior to the Conversion Effective Date, the Class A Units will be entitled to vote with the Common Units as a single class on any matter that the unitholders of the Partnership are entitled to vote, except that the Class A Units will be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class A Units in relation to other classes of equity interests of the Partnership or as required by law. Each Class A Unit is entitled to the number of votes equal to the number of Common Units into which a Class A Unit is convertible at the time of the record date of the applicable vote or written consent.

The information set forth under Item 1.01 under the caption “Contribution Agreement” is incorporated in its entirety into this Item 3.02 by reference.

Item 7.01. Regulation FD Disclosure.

On June 23, 2014, the Partnership issued a press release announcing the Drop-Down Transaction and updating the Partnership’s 2014 Adjusted EBITDA guidance range and targeted 2014 distribution growth rate. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

In addition, included as Exhibit 99.2 is updated disclosure regarding the Partnership’s Adjusted EBITDA, which is a non-GAAP financial measure. The information in Exhibit 99.2 may be used by the Partnership in connection with its offering described in Item 8.01 and in future presentations to investors.

In accordance with General Instruction B.2 of Form 8-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such press releases shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and such exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

Item 8.01. Other Events.

On June 23, 2014, the Partnership issued a press release announcing it has commenced an offering of $350 million of senior unsecured notes due 2022 (the “Notes”) through a private placement to certain eligible purchasers. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes are expected to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The press release is being issued in accordance with Rule 135c under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Financial statements relating to the Drop-Down Transaction will be filed as an amendment to this Current Report on Form 8-K within 71 calendar days from the date that this report is required to be filed.

(b) Pro forma financial information.

Pro forma financial information relating to the Drop-Down Transaction will be filed as an amendment to this Current Report on Form 8-K within 71 calendar days from the date that this report is required to be filed.

(d) Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of June 23, 2014, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC.

99.1**	Press Release dated June 23, 2014 issued by Rose Rock Midstream, L.P.

99.2**	Updated disclosure regarding Adjusted EBITDA.

99.3*	Press Release dated June 23, 2014 issued by Rose Rock Midstream, L.P.

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE ROCK MIDSTREAM, L.P.

By:	Rose Rock Midstream GP, LLC
its general partner

Date: June 23, 2014

By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of June 23, 2014, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC.

99.1**	Press Release dated June 23, 2014 issued by Rose Rock Midstream, L.P.

99.2**	Updated disclosure regarding Adjusted EBITDA.

99.3*	Press Release dated June 23, 2014 issued by Rose Rock Midstream, L.P.

*	Filed herewith.
**	Furnished herewith.